Exhibit 10.3
LOCK UP AGREEMENT

THIS LOCK-UP AGREEMENT (“Agreement”) is made and entered into this 22nd day of March 2011 (the “Agreement Date”), by and among PHOENIX INTERNATIONAL VENTURES, INC., a Nevada corporation (the “Company”) and each of the persons or entities who have executed this Agreement in their individual capacities as an existing or potential stockholder of the Company (each a “Stockholder” and collectively, the “Stockholders”).  The Company and the Stockholders are hereinafter sometimes collectively referred to as the “Parties.”

1.           Lock-Up Agreement.                                           Except as set forth in Section 2 below, each of the Stockholders individually do hereby covenant and agree that even if immediately salable under the Securities Act of 1933, as amended, or any other law such Stockholder shall not directly or through any “affiliate” (as hereinafter defined) sell, transfer, encumber or otherwise assign (collectively, “Transfer”) any shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company now or hereafter owned of record or beneficially by such Stockholder or any affiliate of such Stockholder (including any shares of Common Stock issuable upon conversion of any notes or preferred stock or upon exercise of any options or warrants) for a period of two (2) years following the Agreement Date (the “Lock-Up Period”).  The Company is hereby authorized to place “stop transfer” orders with its transfer agent on all such shares of Common Stock as and when issued.

2.           Exceptions and Release from Lock-Up.

(a)           The provisions of this Agreement do not apply to Tal Nissenson, the daughter of Haim Nissenson, to Bilha Nissenson, the former wife of Haim Nissenson or to Guy Nissenson, the son of Haim Nissenson (collectively, the “Exempt Persons”) who own in the aggregate approximately 600,000 shares of Common Stock of the Company.  In the event and to the extent that on any one or more occasions any of such Exempt Persons shall seek to Transfer any Common Stock of the Company during the Lock-Up Period, the Stockholders who are Parties to this Agreement, other than Haim Nissenson, Anney Consulting Corp. or Neev Nissenson (the “Nissenson Parties”), shall be entitled to Transfer a like number of shares of Company Common Stock on an equitable pro-rata basis among  such Stockholder other than the Nissenson Parties (the “Non-Nissenson Parties”) based upon the amount by which shares of Common Stock of the Company owned by any one Non-Nissenson Party bears to the aggregate number of shares of Common Stock of the Company then owned by all Non-Nissenson Parties.  For the avoidance of doubt, if for example on any one or more occasion, one of the Exempt Persons Transfers 100,000 shares of Common Stock of the Company, then all of the Non-Nissenson Parties may (on a pro-rata basis) Transfer an aggregate of 100,000 shares of Common Stock.

(b)           The obligations of Neev Nissenson under this Agreement are subject to early termination pursuant to the provisions of Section 5(d) of that certain Settlement Agreement and Mutual Release, dated this date, among Neev Nissenson, the Company and certain of the other Stockholders.  If Neev Nissenson is released from this Agreement, it shall nonetheless remain binding and effective as to all other Stockholders or are parties hereto.

(c)           Notwithstanding the provisions of this Agreement, prior to the expiration of the Lock-up Period, the board of directors of the Company may elect to fully or partially release the Stockholders from the lock-up provisions of Section 1 of this Agreement; provided, however, that any partial release of any shares of Common Stock that are subject to this Agreement shall be only permitted if it is done on an equitable and pro-rata basis among all of the Stockholders who are parties to this agreement, based upon the amount by which the number of shares of Common Stock owned of record by each Stockholder or his, her or its affiliate, bears to all shares of Common Stock owned of record or beneficially by all Stockholders who are parties to this Agreement or his, her or its affiliate.

3.           Equitable Relief.                                 Each of the Stockholders do hereby agree that in the event that any Stockholder shall attempt to breach this Agreement and directly or indirectly effect any one or more unauthorized Transfers of his, its or her Common Stock of the Company, the Company could be materially damaged and would have no adequate remedy at law.  Accordingly, each of the Stockholders do hereby agree that, in addition to any monetary damages or other legal relief available to it, the Company shall have the right to seek and obtain injunctive or other equitable relief from any court of competent jurisdiction to enjoin or otherwise prevent any such Transfer.

4.           Miscellaneous.

(a)           Each of the Stockholders hereby agrees that the Company or any of the Stockholders may notify its transfer agent of this Agreement and impose appropriate “stop transfer” orders on all shares of Common Stock subject to this Agreement.

(b)           In the event that during the Lockup Period the Company shall permit a Transfer of Common Stock for the benefit of any one or more Stockholders in violation of the terms of this Agreement, then and in such event, this Agreement shall terminate and shall no longer be binding upon any of the other parties hereto.

(c)           As used in this Agreement, the term “affiliate” or “affiliates” shall mean any other individual or entity (a “Person”) that directly or indirectly controls, or is controlled by, or is under common control with, that Person and, with respect to any Person that is a natural Person, such Person’s spouse and children in such Person’s household.  For purposes of this definition “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies of a Person, whether through ownership of voting interests or other ownership interests, by contract, or otherwise; provided, however, that any director, executive officer, manager or other Person which owns directly or indirectly five percent (5%) or more of the securities of any other Person having ordinary voting power for the election of directors or managers shall be deemed to control such other Person.

(d)           This Agreement shall be binding upon the Parties and may not be modified in any manner except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the Parties hereto together with specific resolution of the Company confirming such modification.  This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

(e)            Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

(f)           This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(g)           Each of the Parties state and represent that they have carefully read this Agreement, understand the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and sign of their own free will.

(h)           This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and terminates and supersedes all previous oral and written negotiations, agreements, commitments and writings in connection therewith.

(i)           The recital paragraphs at the beginning of this Agreement are incorporated by reference as if fully set forth herein.

(j)           This Agreement may be executed in signature counterparts by each Party hereto, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

(k)           No Party shall have the right to assign any of the rights or benefits under this Agreement, unless consented to by all Parties.

(l)           Each of the Nissenson Parties advises the other Parties hereto that they and their affiliates have elected not to engage independent legal counsel.  Each of the Nissenson Parties further advises each of the other Parties hereto that (i) they reviewed this Agreement and all documents relating to this Agreement; (ii) each of H. Nissenson and N. Nissenson are sophisticated businessmen who understand the contents of this Agreement and all other documents relating to this Agreement, and (iii) none of the Nissenson Parties or their affiliates shall raise as a defense to the enforceability or validity to this Agreement or any of the other documents relating to this Agreement that they were not represented by counsel of their choosing.

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 IN WITNESS WHEREOF, the Parties have set their hand and seal to this Agreement as of the date set forth above.

PHOENIX INTERNATIONAL VENTURES, INC.

By:___________________________________________________________	/s/ __________________
Name: Zahir Teja Title: Chief Executive Officer	Zahir Teja

ANNEY BUSINESS CORP.

By:_________________________________________________
Name: Haim Nissenson Title: President and Principal

_______________________________________________________ ZAHIR TEJA ____________________________________________________ HAIM NISSENSON

____________________________________________________
NEEV NISSENSON

_____________________________________________________
URI WITTENBERG

_____________________________________________________
AMIT BARZELAI

_____________________________________________________
HAGAI LANGSTADTER

______________________________________________________
ZVI BAR-NES NISSENSOHN

PLONIT VENTURES LTD.

By: _______________________________________________________

DASONS COMPUTERS

By:___________________________________________________